Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of PMA Capital Corporation of our reports dated February 5, 2003 relating to the 2002 and 2001 consolidated financial statements and financial statement schedules, which appear in PMA Capital Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

November 3, 2004